                                        November 15, 1996


CardioDynamics International Corporation
6155 Cornerstone Court East, Suite 125
San Diego, CA  92191

Attn:  Richard E. Otto
       President/CEO

Gentlemen:

     We are pleased to set forth the terms of the retention of EVEREN Securities, Inc. ("EVEREN") by CardioDynamics International Corporation (the "Company") in connection with the private placement of equity securities of the Company. This letter agreement (the "Agreement") will confirm EVEREN's engagement by the Company on the following terms and conditions:

1. DESCRIPTION OF ENGAGEMENT. EVEREN will assist the Company as its exclusive financial advisor and placement agent in connection with the Financing (as such term is defined below). EVEREN has been advised by the Company that the Company will require an aggregate of approximately $7.0 million to finance initial production, inventory buildup, marketing and launch of the BioZ System hemodynamic monitor. EVEREN has been further advised that such amount is anticipated to be obtained from the proceeds of a single offering of privately placed common equity securities of the Company (such securities being hereinafter referred to as the "Securities" and such offering being hereinafter referred to as the "Financing"). Subject to the approval of EVEREN's Private Placement Review Committee, EVEREN agrees to assist the Company in the Company's efforts to structure and obtain the Financing, solely from institutional investors. EVEREN makes no representations, express or implied, that it will succeed in its efforts to assist the Company in securing the Financing.

2. AUTHORITY. EVEREN shall have no authority to bind the Company to any person in any way, and shall not purport to do so.

3. INFORMATION. In connection with EVEREN's activities on the Company's behalf, the Company will cooperate with EVEREN and will furnish EVEREN with all information and data concerning the Company, the Financing and such other information which EVEREN deems appropriate (the "Information") and will provide EVEREN and any prospective Financing sources with access to the Company's officers, directors, employees, agents, representatives, independent accountants and legal counsel. The Company warrants and represents that, to its knowledge, all Information, as such may be amended or supplemented, provided or otherwise made available to EVEREN by or on behalf of the

Mr. Richard E. Otto
Page 2
November 15, 1996


Company will, at all times during the period of the engagement of EVEREN hereunder, be complete and correct in all material respects and will not knowingly contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company warrants and represents that all Information, as such may be amended or supplemented, contained in any private placement memorandum prepared by the Company and EVEREN with respect to the Financing (the "Memorandum") will, at all times during the period of the engagement of EVEREN hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further warrants and represents that any projections provided by it to EVEREN or contained in the Memorandum will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, EVEREN will be using and relying upon the Information (and information available from public sources and other sources deemed reliable by EVEREN) without independent verification thereof by EVEREN or independent appraisal by EVEREN of any of the Company's assets. EVEREN assumes no responsibility for the accuracy or completeness of the Information or any other information regarding the Company or the Financing, to the extent that the Information or such other information is provided by the Company or on the Company's behalf. EVEREN agrees not to use the Information except in connection with the Financing, agrees that the Information will be disclosed to outside parties only in connection with their prospective interest in the Financing, and further agrees not to use in marketing the Financing any written materials (including the Memorandum), broker sales memoranda or other oral scripted materials that have not previously been expressly approved by the Company. Any advice rendered by EVEREN pursuant to this Agreement may not be publicly disclosed without the express prior written consent of EVEREN.

4. FURTHER AGREEMENTS AND REPRESENTATIONS OF THE COMPANY. The Company further agrees to the undertakings and representations set forth in Appendix A hereto and made a part hereof.

5. AGREEMENTS AND REPRESENTATIONS OF EVEREN. EVEREN represents and warrants to the Company that, assuming compliance by the Company with all relevant provisions of the Securities Act of 1933, as amended (the "Act") in connection with the registration statement filed with respect to the Securities (the "Registration Statement"), EVEREN will conduct all offers and sales of the Securities in compliance with the relevant provisions of the Act and the rules and regulations promulgated under the Act (the "Rules and Regulations") and various state securities laws and regulations.

6. COMPENSATION. In consideration of the services to be rendered by EVEREN to the Company pursuant to this Agreement, EVEREN shall be entitled to receive, and the Company shall pay to EVEREN, the following compensation:

     (a) Upon execution of this Agreement, the Company shall pay to EVEREN an initial cash fee in the amount of $25,000, which amount shall be non-refundable so long as

Mr. Richard E. Otto
Page 3
November 15, 1996


          EVEREN does not terminate this Agreement prior to marketing the Securities to investors (in which case it shall be refundable net of EVEREN's out-of-pocket costs);

     (b) As of the closing date of the consummation of the sale of the Securities (the "Closing Date"), the Company shall pay to EVEREN an additional cash fee (against which shall be credited any fee paid to EVEREN pursuant to subparagraph 6(a) above) equal to $500,000 (or 7.14% of any amount raised less than $7 million);

     (c) In addition, on the Closing Date, the Company shall grant to EVEREN 300,000 warrants (or 0.043 warrants per dollar raised for any amount raised less than $7 million) for common stock of the Company, exercisable at 125% of the price per share applicable to the Financing. Such warrants shall be exercisable at any time during the five years following the closing of the Financing;

7. OTHER FEES. The fees set forth in "Compensation" shall be in addition to other fees, if any, that the Company may be required to pay directly to any Financing source to secure its financing commitment. This Agreement does not constitute a commitment or undertaking on the part of EVEREN or any of its affiliates to provide any part of the Financing and does not ensure the successful arrangement or completion of the Financing or any portion thereof.

8. EXPENSES. In addition to the fees described in "Compensation" above, the Company agrees to promptly reimburse EVEREN, upon request from time to time, for all reasonable out-of-pocket expenses incurred by EVEREN (including, without limitation, fees and disbursements of counsel, and of other consultants and advisors retained by EVEREN) in connection with the matters contemplated by this Agreement, which expenses shall not exceed $75,000 without the prior written
consent of the Company, with such consent not to be unreasonably withheld.   In
addition, should the Company be requested to pay fees and expenses of the Financing sources' legal counsel, the Company acknowledges that such expense is not the obligation of EVEREN.

9. SUBSEQUENT FINANCING. Assuming that EVEREN succeeds in obtaining the Financing from one or more institutional investors ("Investors"), and such Investors provide additional capital (debt or equity) to the Company during the two-year period next following the closing of the Financing ("Subsequent Financing"), then the Company shall pay to EVEREN an additional fee equal to one-half of the percentage specified in subparagraph (b) of "Compensation" above relating to such Subsequent Financing.

10. RIGHT OF FIRST REFUSAL. If at any time during the two-year period next following the Closing Date, the Company determines to retain a financial adviser, investment banker or other similar agent in connection with any financial advisory, investment banking or related service engagement on behalf of the Company, the Company shall first offer to retain EVEREN as its financial adviser, investment banker or agent, as the case may be, for the provision of such services on the basis of EVEREN's usual and customary terms, conditions and fees; provided such terms, conditions and fees are not less favorable than those generally available to the Company from another comparable financial adviser, investment banker or similar agent.

Mr. Richard E. Otto
Page 4
November 15, 1996


11. INDEMNIFICATION. The Company hereby agrees to indemnify EVEREN in accordance with the indemnification provisions (the "Indemnification Provisions") attached as Appendix B to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

12. TERMINATION; SURVIVAL. The duration of this Agreement shall be the earlier of six months from the date of acceptance by the Company or until the Closing Date. Either party hereto may terminate this Agreement at any time after 30 days following the date of acceptance of this Agreement, upon written notice, without liability or continuing obligation except as set forth in this paragraph. EVEREN may terminate this Agreement, at or prior to the Closing Date, if it determines in its sole discretion (which determination shall be conclusive absent manifest error) that: (a) trading in the Company's common stock or securities generally shall have been suspended by the Securities and Exchange Commission (the "Commission") or on the over-the-counter market; (b) a banking moratorium shall have been declared by New York or United States authorities; or (c) there shall have been (I) an outbreak or escalation of hostilities between the United States and any foreign power, (II) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (III) any other calamity or crisis having an effect on the financial markets that makes it impracticable or inadvisable to proceed with the placement contemplated hereby or the delivery of the Securities as contemplated hereby.

Neither the termination, for whatever reason, of this Agreement nor the completion of the engagement contemplated hereby shall affect: (i) any compensation earned by EVEREN up to the date of termination or completion, or after termination, as the case may be, pursuant to the paragraph herein entitled "Compensation"; (ii) any compensation to be earned by EVEREN after termination pursuant to the paragraphs herein entitled "Subsequent Financing" and "Right of First Refusal" or the obligations of the Company thereunder; (iii) the reimbursement of expenses incurred by EVEREN up to the date of termination or completion, as the case may be, pursuant to paragraph herein entitled "Expenses"; and (iv) the provisions of the paragraphs herein entitled "Information," "Indemnification", "Governing Law; Jurisdiction" and "Successors and Assigns", all of which shall remain operative, and in full force and effect.

13. GOVERNING LAW; JURISDICTION. The validity and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, applicable to agreements made and to be fully performed therein.

14. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

15. ADVERTISEMENT. EVEREN may publish, at its own expense, an advertisement announcing the successful completion of a Financing and EVEREN's role therein. EVEREN hereby agrees that any such advertisement shall be submitted to the Company for prior approval, which shall not be unreasonably withheld.

Mr. Richard E. Otto
Page 5
November 15, 1996


16. COUNTERPARTS; AMENDMENT. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

     If the foregoing correctly sets forth our mutual understanding and agreement, please indicate your acceptance hereof by dating and signing the enclosed copy of this letter in the space provided and returning it, together with a check in the amount of $25,000, payable to EVEREN Securities, Inc., to the undersigned.

                                        Very truly yours,

                                        EVEREN SECURITIES, INC.


                                        By:
                                           -------------------------------------
                                             Catharine E. White
                                             Managing Director

Accepted and Agreed to this

       day of                    , 1996
------        -------------------

CARDIODYNAMICS INTERNATIONAL CORPORATION


By:
     ----------------------------

Title:
       --------------------------

                                   APPENDIX A

                    FURTHER UNDERTAKINGS AND REPRESENTATIONS
                          AND WARRANTIES OF THE COMPANY


1.   The Company will:

(a) Cause the Company's independent public accountants to address and deliver to the Company and EVEREN a letter or letters (which letters are frequently referred to as "comfort letters") dated as of the effective date of the Registration Statement, and a "bring-down" letter as of the Closing Date, both of which letters will at all times be in form and substance reasonably satisfactory to the Company and EVEREN.

(b) On the Closing Date, cause outside general counsel to the Company, to deliver an opinion to EVEREN to the following effect and regarding such additional matters as EVEREN shall reasonably request:

     The Registration Statement of the Company and the Prospectus as amended and supplemented to date (other than the financial statements and related schedules, and other financial and statistical data therein, as to which it need express no opinion) comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder; and it has no reason to believe that either the Registration Statement or the Prospectus which forms a part thereof, as amended and supplemented, contains any untrue statement of any material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that counsel need express no opinion with respect to patents or the financial statements, related schedules, and other financial and statistical data therein).

2. The Company represents and warrants to EVEREN as of the date hereof (except as to matters that are to occur subsequent to the date hereof and prior to the Closing Date) and as of the Closing Date as follows:

(a) At such time as the Registration Statement becomes effective, when any supplement to the prospectus contained therein (the "Prospectus") is filed with the Commission and at the Closing Date referred to in paragraph 1, (i) the Registration Statement and the Prospectus complied, complies and will comply in all material respects with the requirements of the Act and the regulations promulgated under the Act; (ii) the Registration Statement, as amended or supplemented as of any such time, did not, does not and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(iii) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranted in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of EVEREN expressly for use in the Registration Statement or Prospectus. There are not contracts or other documents required to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations that have not been so filed.

(b) There has been no (i) issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or institution or, to the knowledge of the Company, threat of any proceeding for that purpose or (ii) notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or initiation or, to the knowledge of the Company, threat of any proceeding for such purpose.

(c) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.

(d) The financial statements and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

(e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein,
(A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power an authority to own and lease its properties and to conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Registration Statement); the shares of issued and outstanding common stock have been duly authorized and validly issued and are fully paid and non-assessable; the Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor, will be validly issued and fully paid and non-assessable; the common stock conforms to all statements relating thereto contained in the Registration Statement; and the issuance of the Securities is not subject to preemptive or other similar rights.

(h) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any subsidiaries is subject; and delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

(i) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

(j) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed to the purchasers of the Securities (other than as disclosed in the offering documents delivered to such Purchasers), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect their respective property or assets or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in such offering documents, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material; and there are not contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed.

(k) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Securities hereunder, except such as may be required under the Act or the Rules and Regulations or state securities laws or real estate syndication laws.
(l) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(m) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property and interest in real property owned by each of them and marketable title to all items of personal property owned by each of them, in each case free and clear of any and all security interest, liens, encumbrances, equities, claims and other defects, except such as have been disclosed in the Registration Statement and except such as do not materially and adversely affect the value of such property or interests by the Company.

(n) The Company has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

(o) Any certificate signed by an officer of the Company and delivered to EVEREN in connection with the closing shall be deemed a representation and warranty by the Company to EVEREN as to the matters covered thereby.

                                   APPENDIX B

                           INDEMNIFICATION PROVISIONS

     The Company (as such term is defined in the attached Agreement (the "Agreement") agrees to indemnify and hold harmless EVEREN Securities, Inc. ("EVEREN") from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including without limitation fees and disbursements of counsel), and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements, whether in giving testimony, furnishing documents in response to a subpoena or otherwise, including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation to which EVEREN is a party), directly or indirectly caused by, relating to, based upon, arising out of, or in connection with any transactions or services contemplated by, referred to in or in any manner otherwise arising out of the Agreement and/or any act or omission of EVEREN under or pursuant to the Agreement; PROVIDED, HOWEVER, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of EVEREN. The Company also agrees that EVEREN shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or to any person (including, with limitation, Company shareholders) claiming by or through the Company for or in connection with the engagement of EVEREN pursuant to the Agreement, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of EVEREN.

     This indemnification shall be in addition to any liability which the Company may otherwise have to EVEREN or the persons indemnified below in this sentence and shall extend to the following: EVEREN Capital Corporation, EVEREN Securities, Inc., their respective affiliated entities, directors, officers, employees, legal counsel, agents and any other person that directly or indirectly controls or is controlled by or is under common control with any person referred to above (within the meaning of the federal securities laws). All references to EVEREN in these Indemnification Provisions shall be understood to include any and all of the foregoing.

     If any action, suit, proceeding or investigation is commenced, as to which EVEREN proposes to demand indemnification, it shall notify the Company with reasonable promptness; PROVIDED, HOWEVER, that any failure by EVEREN to notify the Company shall not relieve the Company from its obligations hereunder except to the extent the Company is prejudiced by such failure or delay. Subject to EVEREN's approval which shall not be unreasonably withheld, the Company shall have the right to retain counsel of its own choice to represent EVEREN, and the Company shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against EVEREN made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall have the right to settle any claim against EVEREN; provided that the Company shall not, without the prior written consent of EVEREN, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to EVEREN of an unconditional release from any and all liability in respect of such claim.

     EVEREN shall reimburse the Company for any monies paid by the Company pursuant to these Indemnification Provisions with respect to all fees, costs, expenses and disbursements if liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of EVEREN.

     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this Indemnification Agreement is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and EVEREN, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with (i) the relative benefits received by the Company, on the one hand, and EVEREN, on the other hand; (ii) the relative fault of the Company on the one hand and EVEREN on the other hand, in connection with the statements, acts or omissions, as the case may be, which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements; and (iii) consideration of relevant equitable principles. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, EVEREN shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by EVEREN pursuant to the Agreement unless EVEREN shall have been found liable in a final judgment by a court of competent jurisdiction (not subject to further appeal) of gross negligence or willful misconduct.

Neither the termination nor completion of the Agreement or of the engagement of EVEREN referred to therein shall affect the indemnification provided for hereunder, which shall remain operative and in full force and effect.

                                                       SUMMARY OF PROPOSED TERMS
--------------------------------------------------------------------------------

                       CARDIODYNAMICS INTERNATIONAL CORP.

                         ___,000 SHARES OF COMMON STOCK
                          AUTOMATIC REGISTRATION FORMAT

ISSUER: CardioDynamics International Corp. (the "Company" or the "Issuer").

ISSUE: ___,000 newly-issued, restricted shares of Common Stock (the "Shares"), no par, to be sold on a private placement basis to U.S. and foreign institutional investors. The Shares shall represent approximately __% of the pro forma primary number of shares of Common Stock of the Company (__% fully diluted) outstanding at [date].

AMOUNT:                       $7,000,000.

PRICE PER SHARE:              To be set at a 10% - 20% discount to the average
                              closing bid price for the Common Stock for the [ten] consecutive trading days prior and including the Pricing Date.

MINIMUM PURCHASE:             250,000 shares.

EXPECTED PRICING DATE:        On or about [December 16], 1996.

EXPECTED CLOSING DATE:        Three business days following the Pricing Date.

NOTIFICATION OF TERMS;
 ACCEPTANCE BY PURCHASERS:    Purchasers will be notified of the purchase price,
                              Closing Date and other terms on the Pricing Date
                              and will be required to fax their acceptance of
                              such terms and confirmation that they have
                              executed a Purchase Agreement or transmit by fax a
                              completed and executed copy of the signature page
                              of such Agreement within 24 hours of such
                              notification.   See "Issuance of Shares" below.

DIVIDENDS:                    No dividends are currently being paid.  Subject to
                              the prior rights of any preferred stock then outstanding, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors.

VOTING RIGHTS:                One vote per share held of record on all matters
                              submitted to a vote of holders of Common Stock.

REGISTRATION RIGHTS:          The Company shall make every effort to effect the
                              registration of the Shares on Form S-3 under the Securities Act of 1933, as amended (the

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                              "Act") on or before 100 days following the Closing
                              Date, giving notice to all holders of the Shares who may include all or any portion of their Shares in such registration. Such registration shall be kept effective until the earlier of the date that
                              (i) such Shares are sold pursuant to the registration statement, or (ii) the required holding period imposed on such Shares by SEC Rule 144 has expired. The registration will be subject to the provision that the Company shall have the right to postpone registration or require the Investors not to sell pursuant to the Registration Statement for up to [60] days at any time if the Company is actively contemplating or is involved in any extraordinary transaction (merger, takeover, unusual commercial negotiation, etc.), and may postpone registration for up to [____] days if the Company is not eligible to use Form S-3 for resales but reasonably expects to become eligible within such period.

RANKING: The Common Stock shall rank junior to any preferred stock of the Company and to any other class or series of capital stock of the Company with respect to dividends and liquidating distributions, unless the terms of such class or series specifically provide that such class or series shall rank on a parity with the Common Stock.

LIQUIDATION:                  In a liquidation, the Common Stock shall be
                              entitled to the assets legally available for distribution to holders of Common Stock, on a pro rata basis, subject to the rights, if any, of holders of any preferred stock or other class or series of capital stock senior to the Common
                              Stock.

ISSUANCE OF SHARES:           Each purchaser of Shares will be required to
                              execute a Purchase Agreement and return same to the Placement Agent at or before the close of business on the second business day following the Pricing Date. The Purchase Agreement will confirm that the Shares have been sold on a private placement basis and that the Shares may not be sold, transferred or otherwise disposed of by an investor except pursuant to a registration statement or an exemption from the registration requirements of the Act.

INVESTOR SUITABILITY:         Each purchaser of the Shares will be required to
                              represent in writing to the Company and the Placement Agent, among other things, that it is an "accredited investor" as such term is defined in Regulation D promulgated under the Act.

ANTI-DILUTION PROVISIONS:     None.

BOARD OBSERVATION RIGHTS:     Any holder of Shares equal to or greater than a 5%
                              ownership interest in the Company shall be entitled to observation rights at meetings of the Board of Directors.

PLACEMENT AGENT:              EVEREN Securities, Inc.


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